Exhibit 10.2
FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT
THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made as of August 29, 2008, between 180 N. LASALLE II, L.L.C., a Delaware limited liability company (“Seller”), and YOUNAN PROPERTIES, INC., a California corporation (“Buyer”).
WITNESSETH:
WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of August 12, 2008 (the “Agreement”), relating to the purchase and sale of certain property commonly known as 180 North LaSalle Street, Chicago, Illinois, and more particularly described in the Agreement (the “Property”); and
WHEREAS, Seller and Buyer desire to amend certain terms and conditions of the Agreement as set forth herein;
AGREEMENT:
NOW, THEREFORE, in consideration of the foregoing recitals, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Seller and Buyer hereby agree to amend and modify the Agreement as follows:
1. Capitalized Terms. All capitalized terms not separately defined in this Amendment bear the respective meanings given to such terms in the Agreement.
2. Evaluation Period. The Evaluation Period set forth in Section 5.1 of the Agreement is hereby extended to 5:00 p.m. Central Time on September 3, 2008. Buyer agrees that Buyer has completed its inspection of the Documents, Real Property and Improvements and that Buyer has accepted and approved all of the such matters and is prepared to waive the Evaluation Period and deposit the Additional Deposit, except for the Buyer’s request for certain credits against the Purchase Price detailed in that certain email dated August 28, 2008, from Zaya Younan, of Younan Properties, Inc., to Jeff Bramson and Jaime Fink of Holliday Fenoglio Fowler, L.P., a copy of which is attached hereto as Exhibit A and made a part hereof. The Buyer acknowledges that the Seller has not agreed to the requested credits and that the Evaluation Period is being extended by the Parties solely to enable them to further discuss the requested credits.

3. Full Force and Effect. The Agreement, as supplemented and amended by this Amendment, remains in all respects in full force and effect. In the event of a conflict between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall be controlling. Additionally, all references in the Agreement or this Amendment to the Agreement (including references to “herein” or “therein”) shall mean and refer to the Agreement as modified hereby.
4 Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which, taken together, shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

BUYER:	YOUNAN PROPERTIES, INC., a California corporation

	By:	/s/ Zaya S. Younan

		Name:	Zaya S. Younan
		Title:	President

SELLER:	180 N. LASALLE II, L.L.C., a Delaware limited liability company

	By:	180 N. LaSalle Holdings, L.L.C., a Delaware limited liability company, its sole member

		By:	PGRT Equity II LLC, a Delaware limited liability company, its administrative member

			By:	Prime Group Realty, L.P., a Delaware limited partnership, its sole member

				By:	Prime Group Realty Trust, a Maryland real estate investment trust, its sole general partner

					By:	/s/ Jeffrey A. Patterson

						Name:	Jeffrey A. Patterson
						Title:	President and Chief Executive Officer

Exhibit A
Credits Request
See attached.

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